                                                                    EXHIBIT 99.1

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The unaudited pro forma condensed combined financial data are based on the consolidated financial statements of MemberWorks and the consolidated financial statements of Lavalife. The unaudited pro forma condensed combined balance sheet at December 31, 2003 is adjusted to give effect to (i) the execution of our amended and restated senior secured credit facility, borrowings thereunder and the use of proceeds therefrom, (ii) the acquisition of Lavalife and the concurrent purchase by Lavalife's senior management of MemberWorks' restricted common stock and (iii) this offering and the application of the net proceeds from this offering as described under "Use of Proceeds," as if each of these transactions had occurred on December 31, 2003. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2003, the six months ended December 31, 2003 and the twelve months ended December 31, 2003 are adjusted to give effect to (i) the execution of our amended and restated senior secured credit facility, borrowings thereunder and the use of proceeds therefrom, (ii) the acquisition of Lavalife, and (iii) this offering and the application of the net proceeds from this offering as described under "Use of Proceeds," as if each of these transactions had occurred at the beginning of the respective periods presented.

     Lavalife's consolidated financial statements were prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ in certain respects from accounting principles generally accepted in the United States ("US GAAP") and were adjusted to US GAAP. Lavalife's condensed consolidated statements of earnings were prepared in Canadian dollars and translated to U.S. dollars at the average exchange rate of the daily noon buying rates in New York City for the periods presented. Lavalife's condensed consolidated balance sheet as of December 31, 2003 was translated to U.S. dollars at the December 31, 2003 noon buying rate in New York City. Certain reclassifications were made to the Lavalife's consolidated financial statements to conform them to MemberWorks' presentation.

     Adjustments for the Transactions are based upon the historical financial information of MemberWorks and Lavalife and certain assumptions that management of MemberWorks believes are reasonable. The acquisition will be accounted for using the purchase method of accounting. Under this method, the purchase price has been allocated to the assets and liabilities acquired based on preliminary estimates of fair value. The actual fair value will be determined upon the consummation of the acquisition and may vary from the preliminary estimates.

     The pro forma financial data does not necessarily reflect our results of operations or the financial position that actually would have resulted had the transactions occurred at the date indicated, or project our results of operations or financial position for any future date or period.

     You should read the following unaudited pro forma condensed combined financial data in conjunction with MemberWorks' and Lavalife's audited and unaudited consolidated historical financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Lavalife Management Discussion and Analysis of Financial Condition and Results of Operations is included on page 6 of this filing.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 2003

                                              LAVALIFE
                                             HISTORICAL    ACQUISITION          TOTAL       FINANCING
                               MEMBERWORKS       US         PRO FORMA         PRO FORMA     PRO FORMA      PRO FORMA
                               HISTORICAL     GAAP(1)     ADJUSTMENTS(2)     ACQUISITION   ADJUSTMENTS       TOTAL
                               -----------   ----------   --------------     -----------   -----------     ---------
                                                                 ($ IN THOUSANDS)
ASSETS
Cash and cash equivalents....   $ 119,995     $17,557        $(96,240)(a)     $  41,312     $114,000(k)    $ 155,312
Restricted cash..............       3,169          --              --             3,169           --           3,169
Accounts receivable..........      11,477       1,857              --            13,334           --          13,334
Other current assets.........      10,674       1,250              --            11,924          600(k)       12,524
Deferred tax assets..........          --       4,195              --             4,195           --           4,195
Membership solicitation and
  other deferred costs.......      62,618          --              --            62,618           --          62,618
                                ---------     -------        --------         ---------     --------       ---------
Total current assets.........     207,933      24,859         (96,240)          136,552      114,600         251,152
Fixed assets, net............      22,855      11,368              --            34,223           --          34,223
Goodwill.....................      42,039          --          77,060(b)        119,099           --         119,099
Intangible and other
  assets.....................      12,379          --          37,916(b)         50,295        5,400(k)       55,695
                                ---------     -------        --------         ---------     --------       ---------
Total assets.................   $ 285,206     $36,227        $ 18,736         $ 340,169     $120,000       $ 460,169
                                =========     =======        ========         =========     ========       =========


LIABILITIES AND SHAREHOLDERS'
  (DEFICIT) EQUITY
Current maturities...........   $      28     $    --        $ 30,000(c)      $  30,028     $(30,000)(k)   $      28
Accounts payable.............      29,365       1,348              --            30,713           --          30,713
Accrued liabilities..........      64,982      10,273              --            75,255           --          75,255
Deferred revenue.............     150,062       3,487              --           153,549           --         153,549
Deferred income taxes........       6,171          --              --             6,171           --           6,171
                                ---------     -------        --------         ---------     --------       ---------
Total current liabilities....     250,608      15,108          30,000           295,716      (30,000)        265,716
Deferred income taxes........       5,157         855              --             6,012           --           6,012
Other long-term
  liabilities................       2,993          --              --             2,993           --           2,993
Long-term debt...............      90,000                          --            90,000      150,000(k)      240,000
                                ---------     -------        --------         ---------     --------       ---------
Total liabilities............     348,758      15,963          30,000           394,721      120,000         514,721
                                ---------     -------        --------         ---------     --------       ---------

Convertible preferred
  stock......................          --      19,145         (19,145)(d)            --           --              --

Common stock.................         190          --               3(e)            193           --             193
Capital in excess of par.....     146,646       6,086          19,145(d)        155,643           --         155,643
                                                              (15,235)(f)
                                                               (9,996)(g)
                                                                8,997(h)
Accumulated deficit..........      (6,269)     (5,824)          5,824(i)         (6,269)          --          (6,269)
Accumulated other
  comprehensive income
  (loss).....................        (453)        857            (857)(j)          (453)          --            (453)
Treasury stock...............    (203,666)         --              --          (203,666)          --        (203,666)
                                ---------     -------        --------         ---------     --------       ---------
Total shareholders' (deficit)
  equity.....................     (63,552)      1,119           7,881           (54,552)          --         (54,552)
                                ---------     -------        --------         ---------     --------       ---------
Total liabilities and
  shareholders' (deficit)
  equity.....................   $ 285,206     $36,227        $ 18,736         $ 340,169     $120,000       $ 460,169
                                =========     =======        ========         =========     ========       =========

---------------

(1) Reconciliation of Canadian GAAP to US GAAP is included on page 9 of this exhibit.

(2) Footnote explanations of pro forma adjustments are included on page 3 of this exhibit.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                ($ IN THOUSANDS)

(a) Reflects the following adjustments to the cash and cash equivalents balance resulting from the acquisition of Lavalife:

Distribution of excess cash to Lavalife's shareholders prior to closing................................................  $(15,235)
Cash received from Lavalife's senior management to purchase
  MemberWorks Incorporated's common stock...................     9,000
Funding of a portion of the Lavalife acquisition purchase
  price.....................................................   (90,005)
                                                              --------
  Total cash adjustment.....................................  $(96,240)
                                                              ========

(b) The total estimated purchase price as shown in the table below is allocated to the tangible and intangible assets and liabilities of Lavalife based on their estimated fair values as if the acquisition of Lavalife had occurred on December 31, 2003. The estimated purchase price and preliminary allocation thereof is as follows:

Total estimated purchase price:
  Cash purchase price paid..................................  $118,005
  Acquisition related costs, including certain financing
     costs..................................................     2,000
                                                              --------
     Total purchase price paid including acquisition related
      costs.................................................  $120,005
                                                              ========
Preliminary allocation of purchase price:

  Identifiable intangible assets............................  $ 37,916
  Goodwill..................................................    77,060
  Book value of acquired assets and liabilities.............     5,029
                                                              --------
     Total purchase price allocated.........................  $120,005
                                                              ========

     A final determination of the fair values and useful lives of such assets cannot be made prior to the completion of the acquisition and may differ materially from the preliminary estimates made by management. This preliminary allocation includes an estimate that all intangible assets will be acquired through a purchase transaction which yields a tax basis equal to book basis and therefore no deferred tax liability has been recorded. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial data.

(c) Represents borrowings under our senior secured credit facility to fund a portion of the purchase price.

(d) Reflects conversion of Lavalife's convertible preferred stock to Lavalife's common stock immediately prior to the closing of the acquisition.

(e) Reflects the par value of the MemberWorks' restricted common stock purchased by Lavalife's senior management.
(f) Reflects the reduction in shareholders' equity as a result of the distribution of excess cash to Lavalife's shareholders prior to closing.
(g) Reflects the elimination of the balance of Lavalife's capital in excess of par after giving effect to (d) and (f) above.
(h) Reflects the capital in excess of par resulting from the purchase of MemberWorks' restricted common stock by Lavalife's senior management.
(i)  Reflects elimination of Lavalife's accumulated deficit.
(j) Reflects elimination of Lavalife's other comprehensive income.

(k)  Reflects issuance of the senior notes offered hereby
     (including the incurrence of debt issuance costs) and the use of proceeds therefrom, including the repayment of $30,000 under the senior secured credit facility.

Issuance of the notes.......................................  $150,000
Payment of debt issuance costs*.............................    (6,000)
Repayment of senior secured credit facility.................   (30,000)
                                                              --------
  Net cash proceeds.........................................  $114,000
                                                              ========

---------------

     * $600 represents the current portion of debt issuance costs.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 2003

                                          LAVALIFE
                           MEMBERWORKS   HISTORICAL    ACQUISITION        TOTAL        FINANCING      PRO FORMA
                           HISTORICAL        US         PRO FORMA       PRO FORMA      PRO FORMA        TOTAL
                             US GAAP      GAAP(1)     ADJUSTMENTS(2)   ACQUISITION   ADJUSTMENTS(2)    US GAAP
                           -----------   ----------   --------------   -----------   --------------   ---------
                                                 ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues.................   $474,820      $ 70,576      $      --       $545,396       $       --     $545,396
Expenses:
  Marketing..............    278,626        25,795             --        304,421               --      304,421
  Operating..............     85,697        14,780             --        100,477               --      100,477
  General and
    Administrative.......     74,420        22,296             --         96,716               --       96,716
  Amortization of
    intangibles..........      1,243            --          6,493(a)       7,736               --        7,736
                            --------      --------      ---------       --------       ----------     --------
Operating income.........     34,834         7,705         (6,493)        36,046               --       36,046
Interest income
  (expense), net.........     (1,117)          287         (1,200)(b)     (2,030)         (11,775)(e)  (13,805)
Other income (expense),
  net....................       (162)           88             --            (74)              --          (74)
                            --------      --------      ---------       --------       ----------     --------
Income before income
  taxes..................     33,555         8,080         (7,693)        33,942          (11,775)      22,167
Provision for income
  taxes..................     13,422         2,515         (3,077)(c)     12,860           (4,710)(c)    8,150
                            --------      --------      ---------       --------       ----------     --------
Net income...............   $ 20,133      $  5,565      $  (4,616)      $ 21,082       $   (7,065)    $ 14,017
                            ========      ========      =========       ========       ==========     ========
Earnings per share
  Basic..................   $   1.73                                    $   1.74                      $   1.15
                            ========                                    ========                      ========
  Diluted................   $   1.63                                    $   1.64                      $   1.11
                            ========                                    ========                      ========
Weighted average shares
  Basic..................     11,638                       501(d)         12,139                        12,139
                            ========                    =========       ========                      ========
  Diluted................     12,821                          501         13,322                        13,322
                            ========                    =========       ========                      ========

---------------

(1) Reconciliation of Canadian GAAP to US GAAP is included on page 11 of this exhibit.

(2) Footnote explanations of pro forma adjustments are included on page 8 of this exhibit.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 2003

                                         LAVALIFE
                                        HISTORICAL    ACQUISITION        TOTAL        FINANCING
                          MEMBERWORKS       US         PRO FORMA       PRO FORMA      PRO FORMA      PRO FORMA
                          HISTORICAL    GAAP(1)(3)   ADJUSTMENTS(2)   ACQUISITION   ADJUSTMENTS(2)     TOTAL
                          -----------   ----------   --------------   -----------   --------------   ---------
                                                ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues................   $236,988      $35,543       $      --       $272,531       $      --      $272,531
Expenses:
  Marketing.............    133,401       12,455              --        145,856              --       145,856
  Operating.............     44,505        7,426              --         51,931              --        51,931
  General and
    Administrative......     37,962       11,646              --         49,608              --        49,608
  Amortization of
    intangibles.........        589           --           3,247(a)       3,836              --         3,836
                           --------      -------       ---------       --------       ---------      --------
Operating income........     20,531        4,016          (3,247)        21,300              --        21,300
Interest income
  (expense), net........     (1,082)         183            (600)(b)     (1,499)         (5,887)(e)    (7,386)
Other income (expense),
  net...................       (183)         999                            816                           816
                           --------      -------       ---------       --------       ---------      --------
Income before income
  taxes.................     19,266        5,198          (3,847)        20,617          (5,887)       14,730
Provision for income
  taxes.................      7,706        1,474          (1,539)(c)      7,641          (2,355)(c)     5,286
                           --------      -------       ---------       --------       ---------      --------
Net income..............   $ 11,560      $ 3,724       $  (2,308)      $ 12,976       $  (3,532)     $  9,444
                           ========      =======       =========       ========       =========      ========
Earnings per share
  Basic.................   $   1.03                                    $   1.11                      $   0.81
                           ========                                    ========                      ========
  Diluted...............   $   0.91                                    $   0.98                      $   0.73
                           ========                                    ========                      ========
Weighted average shares
  Basic.................     11,192                       452(d)         11,644                        11,644
                           ========                    =========       ========                      ========
  Diluted...............     13,541                          452         13,993                        13,993
                           ========                    =========       ========                      ========

---------------

(1) Reconciliation of Canadian GAAP to US GAAP is included on page 12 of this exhibit.

(2) Footnote explanations of pro forma adjustments are included on pages 8 of this exhibit.

(3) Includes $18,746 of revenue, $3,324 of operating income and $3,165 of net income for the three months ended September 30, 2003, which is also included in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2003.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2003

                                            LAVALIFE
                                           HISTORICAL    ACQUISITION         TOTAL          FINANCING
                             MEMBERWORKS       US         PRO FORMA        PRO FORMA        PRO FORMA      PRO FORMA
                             HISTORICAL    GAAP(1)(3)   ADJUSTMENTS(2)   ACQUISITION(2)   ADJUSTMENTS(2)     TOTAL
                             -----------   ----------   --------------   --------------   --------------   ---------
                                                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...................   $456,881      $70,751       $      --         $527,632        $       --     $527,632
Expenses:
  Marketing................    280,673       26,055              --          306,728                --      306,728
  Operating................     78,444       14,657              --           93,101                --       93,101
  General and
    Administrative.........     74,085       21,003              --           95,088                --       95,088
  Amortization of
    intangibles............      1,393           --           6,493(a)         7,886                --        7,886
                              --------      -------       ---------         --------        ----------     --------
Operating income...........     22,286        9,036          (6,493)          24,829                --       24,829
Settlement of investment
  related litigation.......     19,148           --              --           19,148                --       19,148
Interest income (expense),
  net......................        570          200          (1,200)(b)         (430)          (11,775)(e)  (12,205)
Other income (expense),
  net......................     (1,409)         142              --           (1,267)               --       (1,267)
                              --------      -------       ---------         --------        ----------     --------
Income before income
  taxes....................     40,595        9,378          (7,693)          42,280           (11,775)      30,505
Provision for income
  taxes....................     16,239        3,484          (3,077)(c)       16,646            (4,710)(c)   11,936
                              --------      -------       ---------         --------        ----------     --------
Net income.................   $ 24,356      $ 5,894       $  (4,616)        $ 25,634        $   (7,065)    $ 18,569
                              ========      =======       =========         ========        ==========     ========
Earnings per share
  Basic....................   $   1.93                                      $   1.96                       $   1.42
                              ========                                      ========                       ========
  Diluted..................   $   1.84                                      $   1.87                       $   1.35
                              ========                                      ========                       ========
Weighted average shares
  Basic....................     12,596                       481(d)           13,077                         13,077
                              ========                    =========         ========                       ========
  Diluted..................     13,233                          481           13,714                         13,714
                              ========                    =========         ========                       ========

---------------

(1) Reconciliation of Canadian GAAP to US GAAP is included on page 13 of this exhibit.

(2) Footnote explanations of pro forma adjustments are included on pages 8 of this exhibit.

(3) Lavalife's statement of income is for the year ended September 30, 2003.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)

(a) Reflects the amortization of acquired identifiable intangible assets deemed to have determinable useful lives. Preliminary estimates of identifiable intangible assets include trade names of approximately $18,800 with a useful life of 12 years, customer relationships of $14,700 with useful lives of 3-5 years and other intangibles of $4,400 with useful lives of 3-5 years.

(b) Reflects increased interest expense incurred due to borrowings of $30,000 under our senior secured credit facility to fund a portion of the Lavalife acquisition purchase price.

(c) Reflects the income tax effect of the acquisition pro forma adjustments at a 40% effective tax rate.

(d) Reflects the purchase of MemberWorks' restricted common stock by Lavalife's senior management.

(e) Reflects interest expense, including amortization of debt issuance costs related to the senior notes offered hereby, and the elimination of interest expenses under the senior secured credit facility. The interest expense on the senior notes offered hereby was $12,375 based on an assumed interest rate of 8.25%. A change in interest rates of 0.125% would have increased or decreased the interest expense by $187.

                   RECONCILIATION OF CANADIAN GAAP TO US GAAP
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2003

     The following table reconciles the Lavalife's unaudited condensed consolidated balance sheet as of December 31, 2003, derived from the December 31, 2003 unaudited condensed consolidated financial statements, from Canadian GAAP to US GAAP. The amounts have been translated at the December 31, 2003 noon buying rate in New York City of $0.7738 to Cdn$1.00.

                                LAVALIFE                              RECLASSIFICATIONS   LAVALIFE US GAAP
                                CANADIAN     US GAAP       LAVALIFE    TO MEMBERWORKS      IN MEMBERWORKS    LAVALIFE
                                  GAAP     ADJUSTMENTS     US GAAP      PRESENTATION        PRESENTATION     US GAAP
                                 (CDN$)     (CDN$)(1)       (CDN$)         (CDN$)              (CDN$)         (US$)
                                --------   -----------     --------   -----------------   ----------------   --------
                                                                   (IN THOUSANDS)
ASSETS
Cash and cash equivalents.....  $22,689     $     --       $22,689         $    --            $22,689        $17,557
Accounts receivable...........    2,041           --         2,041             359              2,400          1,857
Income taxes receivable.......      359           --           359            (359)                --             --
Prepaid membership
  materials...................       --           --            --              --                 --             --
Prepaid expenses and other
  current assets..............    1,616           --         1,616              --              1,616          1,250
Future tax assets.............    5,052          369 (a)     5,421              --              5,421          4,195
                                -------     --------       -------         -------            -------        -------
Total current assets..........   31,757          369        32,126              --             32,126         24,859
Fixed assets, net.............   14,691           --        14,691              --             14,691         11,368
Share purchase loans..........       47          (47)(b)        --              --                 --             --
Deferred charges..............       45          (45)(c)        --              --                 --             --
Intangible assets.............       25          (25)(d)        --              --                 --             --
                                -------     --------       -------         -------            -------        -------
Total assets..................  $46,565     $    252       $46,817         $    --            $46,817        $36,227
                                =======     ========       =======         =======            =======        =======
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Accounts payable(2)...........  $ 9,517     $  1,798 (e)   $11,315         $(9,572)           $ 1,743        $ 1,348
Accrued liabilities...........       --           --            --          13,276             13,276         10,273
Income and other taxes
  payable.....................    3,704           --         3,704          (3,704)                --             --
Deferred revenue..............    3,512          994 (f)     4,506              --              4,506          3,487
                                -------     --------       -------         -------            -------        -------
Total current liabilities.....   16,733        2,792        19,525              --             19,525         15,108
Deferred income taxes.........    1,105           --         1,105              --              1,105            855
Liability component of
  convertible preferred
  shares......................   18,678      (18,678)(c)        --              --                 --             --
                                -------     --------       -------         -------            -------        -------
Total liabilities.............   36,516      (15,886)       20,630              --             20,630         15,963
                                -------     --------       -------         -------            -------        -------
Convertible preferred stock...       --       24,741 (c)    24,741              --             24,741         19,145
Share capital.................   18,123      (10,258)(c),(b)   7,865        (7,865)                --             --
Capital in excess of par......       --           --            --           7,865              7,865          6,086
Accumulated deficit...........   (9,181)       1,655        (7,526)             --             (7,526)        (5,824)
Accumulated other
  comprehensive income........    1,107           --         1,107              --              1,107            857
                                -------     --------       -------         -------            -------        -------
Total shareholders' equity....   10,049       (8,603)        1,446              --              1,446          1,119
                                -------     --------       -------         -------            -------        -------
Total liabilities and
  shareholders' equity........  $46,565     $    252       $46,817         $    --            $46,817        $36,227
                                =======     ========       =======         =======            =======        =======

---------------

(1) Footnote explanations of reconciliation of Canadian GAAP to US GAAP are included on page 10 of this exhibit.

(2) The accounts payable amount of Cdn$9,517 for Lavalife Canadian GAAP includes Cdn$7,774 in accrued liabilities.

              NOTES TO CANADIAN GAAP TO US GAAP RECONCILIATION OF
           LAVALIFE'S UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

     The following notes should be read in conjunction with Note 21 of Lavalife's consolidated financial statements in exhibit 99.2.

(a) Current and deferred taxes have been provided on all adjustments at the applicable local statutory rate to which the adjustment relates.

(b) Shareholder Loans. Lavalife records loans to shareholders to purchase shares of Lavalife as receivables under Canadian GAAP. Under US GAAP, these amounts are deducted from shareholders' equity.

(c) Financial Instruments. Under Canadian GAAP, Lavalife accounts for its convertible preferred shares in accordance with their substance and, as such, they are presented in the financial statements in their liability and equity components. The liability component is accreted to the face amount of the convertible preferred shares as interest expense. Financing costs associated with the convertible preferred shares have been allocated between the liability and equity components whereby those costs allocated to the liability component are recorded as deferred financing costs and those allocated to the equity component are recorded as a reduction of the carrying value of the equity component.

    Under US GAAP the convertible preferred shares are treated as mezzanine equity and the associated financing costs have been recorded as a reduction of the carrying value of the convertible preferred shares.

    During the year ended September 30, 2003, Lavalife made a payment to the holders of the convertible preferred shares in the amount of Cdn$3,125 that, under Canadian GAAP, was recorded as a reduction in the carrying value of the equity component of the convertible preferred shares. Under US GAAP, this payment is recorded as a direct charge to deficit.

(d) Intangible Assets. Marketing costs related to launching new services are deferred until launch under Canadian GAAP. Under US GAAP, these costs are expensed as incurred.

(e) Stock Based Compensation. Lavalife's stock option plan allows for the redemption of the employees' vested options whereby the difference between the grant price and the market price is paid by Lavalife under certain conditions. Under Canadian GAAP, Lavalife records amounts paid on redemption as a direct charge to deficit. Under US GAAP, Emerging Issues Task Force Abstract No. 00-23 requires that all options with such a feature be marked-to-market and the obligation be recognized through the income statement of Lavalife.

(f) Revenue Recognition. Under US GAAP, Lavalife has adopted the recommendations of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Based on these recommendations, which require a more restrictive analysis of management's best estimates of deferred revenue, Lavalife defers revenue from the sale of voice-based meeting services based on usage and management's estimate that unused minutes aged less than one year will be used by customers. Revenue from web-based meeting services is deferred ratably over the estimated average expected usage of the customer.

                   RECONCILIATION OF CANADIAN GAAP TO US GAAP
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

     The following table reconciles from Canadian GAAP to US GAAP Lavalife's unaudited condensed combined statement of income for the twelve months ended December 31, 2003 that has been derived from Lavalife's unaudited condensed consolidated financial statements for the three months ended December 31, 2003 and December 31, 2002 and the audited consolidated financial statements for the year ended September 30, 2003. The amounts have been translated at an average daily rate for the period of $0.7159 to Cdn$1.00.

                              LAVALIFE                            RECLASSIFICATIONS TO   LAVALIFE US GAAP
                              CANADIAN     US GAAP     LAVALIFE       MEMBERWORKS         IN MEMBERWORKS    LAVALIFE
                                GAAP     ADJUSTMENTS   US GAAP        PRESENTATION         PRESENTATION     US GAAP
                               (CDN$)     (CDN$)(1)     (CDN$)           (CDN$)               (CDN$)         (US$)
                              --------   -----------   --------   --------------------   ----------------   --------
                                                                  (IN THOUSANDS)
Revenues....................  $98,561      $   23(a)   $98,584          $     --             $98,584        $70,576
Expenses:
  Cost of services sold.....   13,400         (15)(b)   13,385           (13,385)                 --             --
  Marketing expense.........       --          --           --            36,032              36,032         25,795
  Operating expense.........       --          --           --            20,646              20,646         14,780
  Salaries and benefits.....   19,570        (249)(c)   19,321           (19,321)                 --             --
  Selling, office and
    general.................   50,307        (152)(b)   50,155           (50,155)                 --             --
  General and
    administrative..........       --          --           --            31,143              31,143         22,296
  Intangible amortization...       --          --           --                --                  --             --
                              -------      ------      -------          --------             -------        -------
Operating income............   15,284         439       15,723            (4,960)             10,763          7,705
Other income................      246          --          246              (123)                123             88
Amortization................   (4,929)         18(d)    (4,911)            4,911                  --             --
Accretion of liability
  component of convertible
  preferred shares..........   (2,001)      2,001(d)        --                --                  --             --
Loss on disposal of capital
  assets....................     (172)         --         (172)              172                  --             --
Interest income.............      432          --          432              (432)                 --             --
Interest expense............      (31)         --          (31)              432                 401            287
                              -------      ------      -------          --------             -------        -------
Income before income
  taxes.....................    8,829       2,458       11,287                --              11,287          8,080
Current provision for
  taxes.....................      275          --          275              (275)                 --             --
Future provision for
  taxes.....................    3,266         (27)(e)    3,239            (3,239)                 --             --
Provision for income
  taxes.....................       --          --           --             3,514               3,514          2,515
                              -------      ------      -------          --------             -------        -------
Net income..................  $ 5,288      $2,485      $ 7,773          $     --             $ 7,773        $ 5,565
                              =======      ======      =======          ========             =======        =======

---------------

(1) Footnote explanations of reconciliation of Canadian GAAP to US GAAP are included on page 14 of this exhibit.

                   RECONCILIATION OF CANADIAN GAAP TO US GAAP
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

     The following table reconciles from Canadian GAAP to US GAAP Lavalife's unaudited condensed consolidated statement of income for the six months ended December 31, 2003 that has been derived from Lavalife's unaudited condensed consolidated financial statements for the three months ended September 30, 2003 and December 31, 2003. The amounts have been translated at an average daily rate for the period of $0.7419 to Cdn$1.00.

                              LAVALIFE                            RECLASSIFICATIONS TO   LAVALIFE US GAAP
                              CANADIAN     US GAAP     LAVALIFE       MEMBERWORKS         IN MEMBERWORKS    LAVALIFE
                                GAAP     ADJUSTMENTS   US GAAP        PRESENTATION         PRESENTATION     US GAAP
                               (CDN$)     (CDN$)(1)     (CDN$)           (CDN$)               (CDN$)         (US$)
                              --------   -----------   --------   --------------------   ----------------   --------
                                                                  (IN THOUSANDS)
Revenues....................  $48,305       $(397)(a)  $47,908          $     --             $47,908        $35,543
Expenses:
  Cost of services sold.....    6,778          --        6,778            (6,778)                 --             --
  Marketing expense.........       --          --           --            16,788              16,788         12,455
  Operating expense.........       --          --           --            10,009              10,009          7,426
  Salaries and benefits.....    9,588          19(b)     9,607            (9,607)                 --             --
  Selling, office and
    general.................   23,683          25(c)    23,708           (23,708)                 --             --
  General and
    administrative..........       --          --           --            15,698              15,698         11,646
  Intangible amortization...       --          --           --                --                  --             --
                              -------       -----      -------          --------             -------        -------
Operating income............    8,256        (441)       7,815            (2,402)              5,413          4,016
Other income................    1,411          --        1,411               (65)              1,346            999
Amortization................   (2,304)          8(d)    (2,296)            2,296                  --             --
Accretion of liability
  component of convertible
  preferred shares..........   (1,030)   1,030(d)           --                --                  --             --
Loss on disposal of capital
  assets....................     (171)         --         (171)              171                  --             --
Interest income.............      247          --          247              (247)                 --             --
Interest expense............       --          --           --               247                 247            183
                              -------       -----      -------          --------             -------        -------
Income before income
  taxes.....................    6,409         597        7,006                --               7,006          5,198
Current provision for
  taxes.....................       58          --           58               (58)                 --             --
Future provision for
  taxes.....................    2,105        (177)(e)    1,928            (1,928)                 --             --
Provision for income
  taxes.....................       --          --           --             1,986               1,986          1,474
                              -------       -----      -------          --------             -------        -------
Net income..................  $ 4,246       $ 774      $ 5,020          $     --             $ 5,020        $ 3,724
                              =======       =====      =======          ========             =======        =======

---------------

(1) Footnote explanations of reconciliation of Canadian GAAP to US GAAP are included on page 14 of this exhibit.

                   RECONCILIATION OF CANADIAN GAAP TO US GAAP
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED SEPTEMBER 30, 2003

     The following table reconciles from Canadian GAAP to US GAAP Lavalife's unaudited condensed consolidated statement of income for the year ended September 30, 2003 derived from the audited consolidated financial statements for the year ended September 30, 2003. The amounts have been translated at an average daily rate for the period of $0.6853 to Cdn$1.00.

                              LAVALIFE                            RECLASSIFICATIONS TO   LAVALIFE US GAAP
                              CANADIAN     US GAAP     LAVALIFE       MEMBERWORKS         IN MEMBERWORKS    LAVALIFE
                                GAAP     ADJUSTMENTS   US GAAP        PRESENTATION         PRESENTATION     US GAAP
                               (CDN$)     (CDN$)(1)     (CDN$)           (CDN$)               (CDN$)         (US$)
                              --------   -----------   --------   --------------------   ----------------   --------
                                                                  (IN THOUSANDS)
Revenues....................  $102,613     $  626(a)   $103,239         $     --             $103,239       $70,751
Expenses:
  Cost of services sold.....    13,831         --       13,831           (13,831)                  --            --
  Marketing expense.........        --         --           --            38,020               38,020        26,055
  Operating expense.........        --         --           --            21,388               21,388        14,657
  Salaries and benefits.....    19,406       (452)(b)   18,954           (18,954)                  --            --
  Selling, office and
    general.................    52,260       (124)(c)   52,136           (52,136)                  --            --
  General and
    administrative..........        --         --           --            30,646               30,646        21,003
  Intangible amortization...        --         --           --                --                   --            --
                              --------     ------      --------         --------             --------       -------
Operating income............    17,116      1,202       18,318            (5,133)              13,185         9,036
Other income................       335         --          335              (128)                 207           142
Amortization................    (5,107)        18(d)    (5,089)            5,089                   --            --
Accretion of liability
  component of convertible
  preferred shares..........    (1,943)     1,943(d)        --                --                   --            --
Loss on disposal of capital
  assets....................      (172)        --         (172)              172                   --            --
Interest income.............       385         --          385              (385)                  --            --
Interest expense............       (93)        --          (93)              385                  292           200
                              --------     ------      --------         --------             --------       -------
Income before income
  taxes.....................    10,521      3,163       13,684                --               13,684         9,378
Current provision for
  taxes.....................       708         --          708              (708)                  --            --
Future provision for
  taxes.....................     4,172        203(e)     4,375            (4,375)                  --            --
Provision for income
  taxes.....................        --         --           --             5,083                5,083         3,484
                              --------     ------      --------         --------             --------       -------
Net income..................  $  5,641     $2,960      $ 8,601          $     --             $  8,601       $ 5,894
                              ========     ======      ========         ========             ========       =======

---------------

(1) Footnote explanations of reconciliation of Canadian GAAP to US GAAP are included on page 14 of this exhibit.

              NOTES TO CANADIAN GAAP TO US GAAP RECONCILIATION OF
        LAVALIFE'S UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                 (IN THOUSANDS)

    The following notes should be read in conjunction with Note 21 of Lavalife's consolidated financial statements in exhibit 99.2.

(a) Revenue Recognition. Under US GAAP, Lavalife has adopted the recommendations of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Based on these recommendations, which require a more restrictive analysis of management's best estimates of deferred revenue, Lavalife defers revenue from the sale of voice-based meeting services based on usage and management's estimate that unused minutes aged less than one year will be used by customers. Revenue from web-based meeting services is deferred ratably over the estimated average expected usage of the customer.

(b) Stock Based Compensation. Lavalife's stock option plan allows for the redemption of the employees' vested options whereby the difference between the grant price and the market price is paid by Lavalife under certain conditions. Under Canadian GAAP, Lavalife records amounts paid on redemption as a direct charge to deficit. Under US GAAP, Emerging Issues Task Force Abstract No. 00-23 requires that all options with such a feature be marked-to-market and the obligation be recognized through the income statement of Lavalife.

(c) Intangible Assets. Marketing costs related to launching new services are deferred until launch under Canadian GAAP. Under US GAAP, these costs are expensed as incurred.

(d) Financial Instruments. Under Canadian GAAP, Lavalife accounts for its convertible preferred shares in accordance with their substance and, as such, they are presented in the financial statements in their liability and equity components. The liability component is accreted to the face amount of the convertible preferred shares as interest expense. Financing costs associated with the convertible preferred shares have been allocated between the liability and equity components whereby those costs allocated to the liability component are recorded as deferred financing costs and those allocated to the equity component are recorded as a reduction of the carrying value of the equity component.

    Under U.S. GAAP the convertible preferred shares are treated as mezzanine equity and the associated financing costs have been recorded as a reduction of the carrying value of the convertible preferred shares.

    During the year ended September 30, 2003, Lavalife made a payment to the holders of the convertible preferred shares in the amount of Cdn$3,125 that, under Canadian GAAP, was recorded as a reduction in the carrying value of the equity component of the convertible preferred shares. Under U.S. GAAP, this payment is recorded as a direct charge to deficit.

(e) Current and deferred taxes have been provided on all adjustments at the applicable local statutory rate to which the adjustment relates.